Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dragonfly Energy Holdings Corp.

Reno, Nevada

We hereby consent to the incorporation by reference in the Form S-8 constituting a part of this Registration Statement of our report dated April 20, 2022, relating to the financial statements of Dragonfly Energy Corp., appearing in the Company’s Registration Statement on Form S-4 (333-266273), as amended, for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Spokane, Washington

December 13, 2022